Exhibit 99.1

Media:	Caitlin Currie
(713) 627-5353
(713) 627-4747 (24-hour media line)

Analysts:	Roni Cappadonna
(713) 627-4778

Date:	February 4, 2014

Spectra Energy Reports Fourth Quarter and Year-End 2013 Results

2013 Ongoing EPS Increased 15 Percent over Prior-Year

•	2013 Year-End Highlights

•	Ongoing EBITDA increased 9 percent over prior-year

•	Completed major dropdown expanding SEP into a $20 billion MLP

•	Placed $6 billion of expansion capital into service

•	Secured $7 billion of new capital expansion projects

•	New growth platform launched with successful acquisition of Express-Platte pipeline

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2013 net income from controlling interests of $1.04 billion, or $1.55 diluted EPS, compared with $940 million, or $1.43 diluted EPS in 2012. Ongoing 2013 net income from controlling interests was $1.10 billion, or $1.64 diluted EPS, compared with $938 million, or $1.43 diluted EPS, in the prior year.

For the quarter, reported EBITDA was $787 million, compared with $663 million in the prior-year quarter. Excluding special items of $11 million related to dropdown transaction costs, ongoing EBITDA was $798 million compared to $663 million in the prior-year quarter. For the year, reported EBITDA was $3 billion, up from $2.78 billion in 2012. Excluding special items of $34 million related to dropdown transaction costs, ongoing EBITDA was $3.03 billion compared to $2.78 billion in 2012. Distributable cash flow for fourth quarter 2013 was $296 million, compared with $161 million in the prior-year quarter. For the year, distributable cash flow was up $133 million over 2012 at $1.25 billion, compared with $1.11 billion in 2012.

“On virtually all fronts, 2013 was a very strong year for Spectra Energy. We delivered financial results above expectations, fortified an already solid growth portfolio with new projects and prospects, and bolstered our financial flexibility through the transformational growth of our sector-leading fee-based MLP — all of which directly translated into significant value for our investors,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“Our fee-based MLP structure and the placement of $6 billion of expansion capital into service last year strongly benefit current investors. Our $7 billion in secured future projects and significant growth potential in the natural gas and liquids businesses offer attractive upside to investors now and in the future,” added Ebel.

BUSINESS UPDATES

During 2013, Spectra Energy placed $6 billion of capital into service, either through the expansion of its assets like the New Jersey-New York project and those at DCP Midstream, or from the acquisition of new assets such as the Express-Platte system and the company’s interest in Sand Hills and Southern Hills natural gas liquids (NGL) pipelines. Along with a strong project execution and acquisition track record, Spectra Energy secured $7 billion of new growth opportunities, including Sabal Trail, AIM, OPEN and the Gulf Markets Expansion.

In November, Spectra Energy successfully completed the dropdown of its remaining U.S. transmission, storage and liquids assets into Spectra Energy Partners (SEP), resulting in the enterprise value of SEP growing to approximately $20 billion with premier, fee-based assets and attractive distribution growth. SEP also increased its quarterly distribution, to be paid in the first quarter of 2014, by 3 cents per unit and expects to continue with a 1 cent per unit quarterly increase through the plan period.

SEGMENT RESULTS

Spectra Energy Partners

Spectra Energy Partners reported fourth quarter 2013 EBITDA of $368 million, compared with $316 million in fourth quarter 2012.

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Quarterly results benefitted greatly from the dropdown of Express-Platte, which has performed better than expected due to higher revenues. The increased earnings also reflect contributions from pipeline expansions, primarily the New Jersey-New York project placed into service November 1.

Year-end reported EBITDA for Spectra Energy Partners was $1.43 billion, compared with $1.26 billion in 2012.

Distribution

Distribution reported fourth quarter 2013 EBITDA of $156 million, compared with $147 million in fourth quarter 2012. The increase is due to higher approved rates, colder weather and the negative effect in the fourth quarter 2012 of the decision from the Ontario Energy Board requiring certain transportation revenues be refunded to customers. These increases were partially offset by higher operating and fuel costs and the effect of a lower Canadian dollar.

Year-end reported EBITDA for Distribution was $574 million, compared with $587 million in 2012.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported fourth quarter 2013 EBITDA of $215 million, compared with $152 million in fourth quarter 2012. The increase was mainly due to higher earnings at the Empress NGL business, attributable to higher propane sales prices, lower costs and improved contracting structures compared to fourth quarter 2012. These benefits were partially offset by the effect of a lower Canadian dollar.

Year-end reported EBITDA for Western Canada Transmission & Processing was $736 million, compared with $694 million in 2012.

Field Services

Field Services reported fourth quarter 2013 EBITDA of $72 million, compared with $58 million in fourth quarter 2012. The increase in EBITDA is attributable primarily to higher commodity prices and the favorable effect of NGL marketing and movement on hedges at DCP Midstream Partners. Higher earnings due to volume growth from the

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incremental processing capacity placed into service was more than offset by fourth quarter 2013 weather effects in the Permian basin and higher interest expense associated with newly issued debt and lower capitalized interest in the 2013 quarter.

Year-end reported EBITDA for Field Services was $343 million, compared with $279 million in 2012.

During the fourth quarters of 2013 and 2012, respectively, DCP’s realized NGL prices averaged $0.81 per gallon versus $0.77 per gallon, NYMEX natural gas averaged $3.60 per million British thermal units (MMBtu) versus $3.40 per MMBtu, and crude oil averaged $97 per barrel versus $88 per barrel.

DCP Midstream paid distributions of $215 million to Spectra Energy in 2013.

Other

Excluding special items of $10 million for the SEP dropdowns and other transaction costs, ongoing net costs for “Other” were $14 million for the fourth quarter of 2013, compared with $10 million in the fourth quarter of 2012.

Excluding special items of $27 million for the SEP dropdowns and other transaction costs, year-end ongoing net costs for “Other” were $59 million, compared with $36 million in 2012, with the increase primarily related to equity-based benefit costs.

Other is primarily comprised of corporate costs, including benefits and captive insurance.

Interest Expense

Interest expense was $181 million for fourth quarter 2013 compared with $154 million for fourth quarter 2012. The increase is driven by higher debt balances, primarily related to the acquisition of Express-Platte, and lower capitalized interest, partially offset by a weaker Canadian dollar.

Income Taxes

Fourth quarter 2013 income tax expense from continuing operations was $142 million, compared with $81 million reported in the fourth quarter of 2012. The higher tax expense was driven by higher earnings and a $31 million special item related to the revaluation of our accumulated deferred state taxes due to the dropdowns of assets. The effective tax rate was 34 percent in the fourth quarter of 2013, compared with 25 percent in the fourth quarter of 2012.

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Additional Information

As a result of Spectra Energy’s 2013 dropdown of U.S. assets into SEP, the company will utilize EBITDA (earnings before interest, taxes, depreciation and amortization) and distributable cash flow as its primary reporting measures to investors. Directly related to this, Spectra Energy has a new reporting segment, Spectra Energy Partners. The new segment combines the results of the Liquids segment and the U.S. Transmission segment, excluding Maritimes & Northeast (MNE) Canada. MNE Canada will now be included with the Western Canadian results. Therefore, going forward, Spectra Energy will report in the following four segments: Spectra Energy Partners, Distribution, Western Canada Transmission & Processing and Field Services.

Additional information about fourth quarter and year-end 2013 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The analyst call, held jointly with Spectra Energy Partners, is scheduled for today, Tuesday, February 4, 2013, at 8:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 internationally. The conference code is “28357037” or “Spectra Energy and Spectra Energy Partners Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, May 4, 2014, by dialing (800) 585-8367 with conference ID 28357037. The international replay number is (404) 537-3406, with the above conference ID. A replay and transcript also will be available by accessing Spectra Energy’s or Spectra Energy Partners’ Web sites.

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2014 Financial Plan Rollout – February 5

Spectra Energy Corp (NYSE: SE) and Spectra Energy Partners, LP (NYSE: SEP) will discuss their business outlooks and 2014 financial plans during an analyst/investor meeting at the St. Regis Hotel in New York City on Wednesday, February 5, 2014.

The presentation is scheduled to begin at 8:30 a.m. ET and will be webcast via the Investors Sections of www.spectraenergy.com and www.spectraenergypartners.com. Interested parties also have the option to call into the discussion by dialing 888-252-3715 in the United States or 706-634-8942 outside the United States. The conference ID is 30353178 or “Spectra Energy 2014 Plan.” An audio replay will be available until 5 p.m. ET, May 5, 2014, by dialing 855-859-2056 with the above conference ID. The international replay number is 404-537-3406.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measures for ongoing net income from controlling interests and ongoing diluted EPS are net income from controlling interests and diluted EPS.

The primary performance measure used by us to evaluate segment performance is segment earnings from continuing operations (both operating and non-operating) before interest, income taxes, and depreciation and amortization (EBITDA). We consider segment EBITDA, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our segments’ operations before depreciation and amortization without regard to financing methods or capital structures. Our segment EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA in the same manner.

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We also use ongoing segment EBITDA and Other EBITDA (net costs) as measures of performance. Ongoing segment and Other EBITDA are non-GAAP financial measures as they represent reported segment and Other EBITDA adjusted for special items. We believe that the presentation of ongoing segment and Other EBITDA provides useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBITDA are reported segment or Other EBITDA.

We have also presented segment earnings from continuing operations before interest and income taxes (EBIT), a non-GAAP financial measure, as an additional measure of segment performance to assist users’ transition to our new EBITDA segment performance measure. EBIT was previously our primary performance measure used to evaluate segment performance. The most directly comparable GAAP measure for EBIT is EBITDA.

We have also presented Distributable Cash Flow, which is a non-GAAP financial measure. We believe that the presentation of Distributable Cash Flow provides useful information to investors as it represents the cash generation capabilities of the company to support dividend growth. The most directly comparable GAAP measure for Distributable Cash Flow is net income.

The non-GAAP financial measures presented in this press release should not be considered in isolation or as an alternative to financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies because other companies may not calculate these measures in the same manner.

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Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the success of the completed drop-down; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger,

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acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2012 Form 10-K, filed on February 22, 2013, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Spectra Energy

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s leading pipeline and midstream companies. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 22,000 miles of natural gas, natural gas liquids, and crude oil pipelines; approximately 305 billion cubic feet (Bcf) of natural gas storage; 4.8 million barrels of crude oil storage; as well as natural gas gathering, processing, and local distribution operations. Spectra Energy is the general partner of Spectra Energy Partners (NYSE: SEP), one of the largest pipeline master limited partnerships in the United States and owner of the natural gas, liquids, and crude oil assets in Spectra Energy’s U.S. portfolio. Spectra Energy also has a 50 percent ownership in DCP Midstream, the largest producer of natural gas liquids and the largest natural gas processor in the United States. Spectra Energy has served North American customers and communities for more than a century. The company’s longstanding values are recognized through its inclusion in the Dow Jones Sustainability World and North America Indexes and the CDP Global 500 and S&P 500 Climate Disclosure and Performance Leadership Indexes. For more information, visit www.spectraenergy.com and www.spectraenergypartners.com.

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Spectra Energy Corp

Quarterly Highlights

December 2013

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.35	$0.32	$1.55	$1.43
Earnings Per Share, Diluted	$0.35	$0.32	$1.55	$1.43
Ongoing Earnings Per Share, Diluted	$0.41	$0.32	$1.64	$1.43
Dividends Per Share	$0.305	$0.305	$1.220	$1.145
Weighted-Average Shares Outstanding, Diluted	672	658	671	656
INCOME
Operating Revenues	$1,565	$1,347	$5,518	$5,075
Total Reportable Segment EBITDA	811	673	3,086	2,819
Income from Discontinued Operations, Net of Tax	—	—	—	2
Net Income—Controlling Interests	236	213	1,038	940
EBITDA BY BUSINESS SEGMENT
Spectra Energy Partners	$368	$316	$1,433	$1,259
Distribution	156	147	574	587
Western Canada Transmission & Processing	215	152	736	694
Field Services	72	58	343	279

Total Reportable Segment EBITDA	811	673	3,086	2,819
Other EBITDA	(24)	(10)	(86)	(36)

Total Reportable Segment and Other EBITDA	$787	$663	$3,000	$2,783

DISTRIBUTABLE CASH FLOW	$296	$161	$1,245	$1,112
CAPITAL AND INVESTMENT EXPENDITURES
Spectra Energy Partners			$1,236	$1,443
Distribution			357	276
Western Canada Transmission & Processing			561	760
Other			42	66

Total Capital and Investment Expenditures, Excluding Acquisitions			$2,196	$2,545

Expansion and Investment			$1,514	$1,905
Maintenance			682	640

Total Capital and Investment Expenditures, Excluding Acquisitions			$2,196	$2,545

Acquisitions (a)			$1,254	$30

			December 31,
			2013	2012
CAPITALIZATION
Common Equity—Controlling Interests			34%	39%
Noncontrolling Interests and Preferred Stock			8%	5%
Total Debt			58%	56%
Total Debt			$14,717	$12,833
Book Value Per Share (b)			$12.70	$13.43
Actual Shares Outstanding			670	668

(a)	Represents 2013 acquisition of Express-Platte and 2012 payment of the final portion of the purchase price previously withheld in connection with the 2010 acquisition of Bobcat.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

December 2013

(Unaudited)

(In millions, except where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
SPECTRA ENERGY PARTNERS
Operating Revenues	$520	$441	$1,965	$1,754
Operating Expenses
Operating, Maintenance and Other	191	164	715	627
Gains on Sales of Other Assets and Other, net	—	1	—	1
Other Income and Expenses	39	38	183	131

EBITDA	$368	$316	$1,433	$1,259

EBIT	$298	$257	$1,170	$1,026

Express Pipeline Receipts, MBbl/d (a,b)	213	—	207	—
Platte PADD II Deliveries, MBbl/d (b)	167	—	168	—
Canadian Dollar Exchange Rate, Average	1.05	0.99	1.03	1.00
DISTRIBUTION
Operating Revenues	$533	$478	$1,848	$1,666
Operating Expenses
Natural Gas Purchased	259	213	826	638
Operating, Maintenance and Other	118	117	448	440
Loss on Sales of Other Assets and Other, net	—	(1)	—	(1)

EBITDA	$156	$147	$574	$587

EBIT	$110	$93	$376	$374

Number of Customers, Thousands			1,399	1,379
Heating Degree Days, Fahrenheit	2,696	2,392	7,540	6,385
Pipeline Throughput, TBtu (c)	241	234	907	818
Canadian Dollar Exchange Rate, Average	1.05	0.99	1.03	1.00
WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$533	$437	$1,767	$1,679
Operating Expenses
Natural Gas and Petroleum Products Purchased	153	133	391	437
Operating, Maintenance and Other	166	162	648	586
Gain (Loss) on Sales of Other Assets and Other, net	(1)	—	(1)	1
Other Income and Expenses	2	10	9	37

EBITDA	$215	$152	$736	$694

EBIT	$147	$88	$465	$449

Pipeline Throughput, TBtu	218	189	780	745
Volumes Processed, TBtu	170	164	670	665
Empress Inlet Volumes, TBtu	125	103	460	504
Canadian Dollar Exchange Rate, Average	1.05	0.99	1.03	1.00
FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$72	$58	$343	$279

EBITDA	$72	$58	$343	$279

EBIT	$72	$58	$343	$279

Cash Distributions to Spectra Energy	$87	$28	$215	$203
Natural Gas Gathered and Processed/Transported, TBtu/day (d)	7.2	6.9	7.1	7.1
Natural Gas Liquids Production, MBbl/d (d)	452	405	426	402
Average Natural Gas Price Per MMBtu (e)	$3.60	$3.40	$3.65	$2.79
Average Natural Gas Liquids Price Per Gallon (f)	$0.81	$0.77	$0.76	$0.82
Average Crude Oil Price Per Barrel (g)	$97.48	$88.11	$98.04	$94.16

(a)	Thousand barrels per day
(b)	Data includes only activity since March 14, 2013, the date of acquisition of Express-Platte
(c)	Trillion British thermal units
(d)	Reflects 100% of DCP Midstream volumes
(e)	Million British thermal units. Average price based on NYMEX Henry Hub
(f)	Does not reflect results of commodity hedges
(g)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Operating Revenues	$1,565	$1,347	$5,518	$5,075
Operating Expenses	1,092	986	3,852	3,502
Gains on Sales of Other Assets and Other, net	—	—	—	2

Operating Income	473	361	1,666	1,575

Other Income and Expenses	121	115	569	465
Interest Expense	181	154	657	625

Earnings From Continuing Operations Before Income Taxes	413	322	1,578	1,415
Income Tax Expense From Continuing Operations	142	81	419	370

Income From Continuing Operations	271	241	1,159	1,045
Income From Discontinued Operations, net of tax	—	—	—	2

Net Income	271	241	1,159	1,047
Net Income - Noncontrolling Interests	35	28	121	107

Net Income - Controlling Interests	$236	$213	$1,038	$940

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	December 31,	December 31,
	2013	2012
ASSETS
Current Assets	$2,081	$1,663
Investments and Other Assets	8,230	7,777
Net Property, Plant and Equipment	21,844	19,905
Regulatory Assets and Deferred Debits	1,385	1,242

Total Assets	$33,540	$30,587

LIABILITIES AND EQUITY
Current Liabilities	$4,039	$3,791
Long-term Debt	12,488	10,653
Deferred Credits and Other Liabilities	6,415	6,042
Preferred Stock of Subsidiaries	258	258
Equity	10,340	9,843

Total Liabilities and Equity	$33,540	$30,587

Spectra Energy Corp

Distributable Cash Flow

(Unaudited)

(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net Income	$271	$241	$1,159	$1,047
Add:
Interest expense	181	154	657	625
Income tax expense	142	81	419	370
Depreciation and amortization	195	189	772	746
Foreign currency loss (gain)	(1)	—	(1)	3
Less:
Discontinued operations	—	—	—	2
Interest income	1	2	6	6

EBITDA	787	663	3,000	2,783

Add:
Net cash from equity investments	—	(30)	(130)	(75)
Other	1	2	6	6
Less:
Interest expense	181	154	657	625
Cash paid for income taxes	13	43	43	130
Distributions to noncontrolling interests	40	34	144	120
Gain on sales of other assets	—	—	—	2
Maintenance capital expenditures	242	214	682	640
Equity AFUDC	16	29	105	85

Total Distributable Cash Flow	$296	$161	$1,245	$1,112

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2013 Quarter-to-date

(Unaudited)

(In millions, except per-share amounts)

		Reported Earnings	Special Items		Ongoing Earnings
SEGMENT EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION
Spectra Energy Partners		$368	$1	A	$369
Distribution		156	—		156
Western Canada Transmission & Processing		215	—		215
Field Services		72	—		72

Total Reportable Segment EBITDA		811	1		812
Other		(24)	10	A	(14)

Total Reportable Segment and Other EBITDA		$787	$11		$798

EARNINGS
Total Reportable Segment EBITDA and Other EBITDA		$787	$11		$798
Depreciation and Amortization		(195)	—		(195)
Interest Expense		(181)	—		(181)
Interest Income and Other		2	—		2
Income Taxes from Continuing Operations		(142)	31	B	(111)

Total Net Income		271	42		313
Total Net Income—Noncontrolling Interests		(35)	—		(35)

Total Net Income—Controlling Interests		$236	$42		$278

EARNINGS PER SHARE, BASIC		$0.35	$0.06		$0.41

EARNINGS PER SHARE, DILUTED		$0.35	$0.06		$0.41

A - Transaction costs related to the dropdown of assets into Spectra Energy Partners, LP and additional merger and acquisition costs.
B - Includes income tax expense of $31 million resulting from a change in state tax rate related to the dropdown of assets into Spectra Energy Partners, LP.

Weighted Average Shares (reported and ongoing)—in millions
Basic	670
Diluted	672

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2013 Year-to-date

(Unaudited)

(In millions, except per-share amounts)

		Reported Earnings	Special Items		Ongoing Earnings
SEGMENT EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION
Spectra Energy Partners		$1,433	$7	A	$1,440
Distribution		574	—		574
Western Canada Transmission & Processing		736	—		736
Field Services		343	—		343

Total Reportable Segment EBITDA		3,086	7		3,093
Other		(86)	27	A	(59)

Total Reportable Segment and Other EBITDA		$3,000	$34		$3,034

EARNINGS
Total Reportable Segment EBITDA and Other EBITDA		$3,000	$34		$3,034
Depreciation and Amortization		(772)	—		(772)
Interest Expense		(657)	—		(657)
Interest Income and Other		7	—		7
Income Taxes from Continuing Operations		(419)	30	B	(389)

Total Net Income		1,159	64		1,223
Total Net Income—Noncontrolling Interests		(121)	(2)		(123)

Total Net Income—Controlling Interests		$1,038	$62		$1,100

EARNINGS PER SHARE, BASIC		$1.55	$0.09		$1.64

EARNINGS PER SHARE, DILUTED		$1.55	$0.09		$1.64

A - Transaction costs related to the dropdown of assets into Spectra Energy Partners, LP and additional merger and acquisition costs.
B - Includes income tax expense of $31 million resulting from a change in state tax rate related to the dropdown of assets into Spectra Energy Partners, LP.

Weighted Average Shares (reported and ongoing)—in millions
Basic	669
Diluted	671

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2012 Quarter-to-date

(Unaudited)

(In millions, except per-share amounts)

		Reported Earnings/ Ongoing Earnings
SEGMENT EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION
Spectra Energy Partners		$316
Distribution		147
Western Canada Transmission & Processing		152
Field Services		58

Total Reportable Segment EBITDA		673
Other		(10)

Total Reportable Segment and Other EBITDA		$663

EARNINGS
Total Reportable Segment EBITDA and Other EBITDA		$663
Depreciation and Amortization		(189)
Interest Expense		(154)
Interest Income and Other		2
Income Taxes from Continuing Operations		(81)

Total Net Income		241
Total Net Income—Noncontrolling Interests		(28)

Total Net Income—Controlling Interests		$213

EARNINGS PER SHARE, BASIC		$0.32

EARNINGS PER SHARE, DILUTED		$0.32

Weighted Average Shares (reported and ongoing)—in millions
Basic	656
Diluted	658

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2012 Year-to-date

(Unaudited)

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION
Spectra Energy Partners		$1,259	$—		$1,259
Distribution		587	—		587
Western Canada Transmission & Processing		694	—		694
Field Services		279	—		279

Total Reportable Segment EBITDA		2,819	—		2,819
Other		(36)	—		(36)

Total Reportable Segment and Other EBITDA		$2,783	$—		$2,783

EARNINGS
Total Reportable Segment EBITDA and Other EBITDA		$2,783	$—		$2,783
Depreciation and Amortization		(746)	—		(746)
Interest Expense		(625)	—		(625)
Interest Income and Other		3	—		3
Income Taxes from Continuing Operations		(370)	—		(370)
Discontinued Operations, net of Tax		2	(2	) A	—

Total Net Income		1,047	(2)		1,045
Total Net Income—Noncontrolling Interests		(107)	—		(107)

Total Net Income—Controlling Interests		$940	$(2)		$938

EARNINGS PER SHARE, BASIC		$1.44	$—		$1.44

EARNINGS PER SHARE, DILUTED		$1.43	$—		$1.43

A - Primarily net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing)—in millions
Basic	653
Diluted	656

SPECTRA ENERGY CORP

(Unaudited)

Special Items Affecting EPS for the Quarters:

(in millions, except per-share amounts)

	Pre-tax Amount	Tax Effect	Net Income – Controlling Interests Impact	EPS Impact
Fourth Quarter 2013
Acquisition/Dropdown and Other Transaction Costs	$(11)	$—	$(11)	$(0.02)
State Tax Rate Change due to US Assets Dropdown	—	(31)	(31)	(0.04)

Total Special Items	$(11)	$(31)	$(42)	$(0.06)

Fourth Quarter 2012	$—	$—	$—	$—

Reconciliation of Reported to Ongoing Net Income – Controlling Interests

( in millions)

	Quarters Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net Income – Controlling Interests as Reported	$236	$213	$1,038	$940
Adjustments to Reported Net Income – Controlling Interests:
Special Items	42	—	62	—
Discontinued Operations	—	—	—	(2)

Ongoing Net Income – Controlling Interests	$278	$213	$1,100	$938

Reconciliation of Reported to Ongoing Diluted EPS

	Quarters Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Diluted EPS as Reported	$0.35	$0.32	$1.55	$1.43
Special Items	0.06	—	0.09	—

Diluted EPS, Ongoing	$0.41	$0.32	$1.64	$1.43